Exhibit 32.1

Certification of Cristóbal Conde
Required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, the “Company”), hereby certify that to my knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2010

/s/ Cristóbal Conde

Cristóbal Conde
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and will be retained by SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.